UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) November 4, 2014

SEARS HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-51217, 001-36693	20-1920798
(State or Other Jurisdiction of Incorporation)	(Commission File Numbers)	(I.R.S. Employer Identification No.)

3333 Beverly Road

Hoffman Estates, Illinois 60179

(Address Of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code: (847) 286-2500

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

The disclosure included in Item 8.01 hereof is incorporated by reference into this Item 2.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously reported, Sears Holdings Corporation (“Holdings,” “we,” “us,” “our,” or the “Company”) has commenced a rights offering of up to $625 million in aggregate principal amount of 8% senior unsecured notes due 2019 and warrants to purchase shares of common stock on a pro rata basis to Holdings’ stockholders of record as of the close of business on October 30, 2014 (the “Record Date”). However, as previously disclosed, holders of Holdings’ shares of restricted stock issued pursuant to the Sears Holdings Corporation 2006 Stock Plan and the Sears Holdings Corporation 2013 Stock Plan that were unvested as of the Record Date (“Unvested Shares”) were not expected to receive subscription rights with respect to their Unvested Shares.

On November 4, 2014, to preserve the benefit of this rights offering for the Unvested Shares, the Compensation Committee of the Board of Directors of Holdings approved for each holder of Unvested Shares a cash award in lieu of any and all rights such holder may have had to receive subscription rights to purchase units consisting of senior unsecured notes and warrants of the Company with respect to the holder’s Unvested Shares, subject to the same vesting requirements and other terms for the Unvested Shares to which the cash award is attributable. The cash awards represent the right to receive on the applicable vesting date a cash payment (before tax withholding) from Holdings equal to the value of the subscription rights that would have been distributed to the holder of Unvested Shares, calculated on the basis of the volume-weighted average trading price per subscription right for the 10 trading-day period immediately following the Record Date.

In lieu of a cash payment as discussed above, and to preserve the benefit of this rights offering for the shares scheduled to be issued to Mr. Lampert through January 31, 2015, in connection with his March 18, 2013 offer letter, the Compensation Committee also approved an award of additional shares of Holdings’ common stock to Mr. Lampert, the economic value to be based on the volume-weighted average trading price per subscription right for the 10 trading-day period immediately following the Record Date. The actual number of shares of Holdings’ common stock to be awarded to Mr. Lampert will be determined by taking the economic value as set forth in the previous sentence divided by the volume-weighted average trading price per common share of Holdings’ common stock for the 10 trading-day period immediately following the Record Date.

Item 8.01	Other Events

The Company today is providing an update on our estimated third quarter 2014 performance and financial position and actions to improve our liquidity and business operations. We currently expect the following:

•	Domestic Adjusted EBITDA in the third quarter 2014 similar to 2013, a meaningful improvement in trend compared to the preceding six quarters

•	Same store sales flat compared to last year’s third quarter

•	Reduction in debt of $400 million (including pension and other post-employment benefits (“OPEB”) obligations)

•	Actively exploring a REIT transaction involving 200 – 300 owned properties through a rights offering to Holdings shareholders

Estimated Third Quarter Performance

We expect domestic Adjusted EBITDA for the third quarter will be between $(275) million and $(325) million, which is consistent with $(310) million in last year’s third quarter. This is a meaningful change in the downward trend of our year–over-year domestic Adjusted EBITDA performance relative to the prior six quarters. Domestic Adjusted EBITDA declined $163 million from $(15) million in first quarter 2013 to $(178) million in first quarter 2014 and declined $225 million from $(73) million in second quarter 2013 to $(298) million in second quarter 2014. We believe this change in trend is a positive development that we currently expect to continue into the fourth quarter. See below “Domestic Adjusted EBITDA reconciliation,” for a reconciliation from GAAP to as adjusted amounts.

Comparable store sales for the third quarter and year-to-date periods ended November 1, 2014 for our Kmart and Sears Domestic stores were as follows:

	13 Weeks Ended	39 Weeks Ended
	November 1, 2014	November 1, 2014
Kmart	0.5%	-1.2%
Sears Domestic	-0.7%	-0.1%

Total	-0.1%	-0.6%

Total comparable store sales for the quarter were flat, comprised of an increase of 0.5% at Kmart offset by a decrease of -0.7% at Sears Domestic. Kmart’s third quarter comparable store sales increase reflects improvements in most categories, most notably apparel, outdoor living and toys, partially offset by declines in the grocery & household and consumer electronics categories. Sears Domestic’s third quarter comparable store sales decline is primarily attributable to decreases in consumer electronics, apparel and Sears Auto Centers, partially offset by increases in home appliances and mattresses. Excluding consumer electronics (a business that we are transforming from largely focused on televisions to connected solutions), comparable store sales would have increased 1.2% at Kmart, 1.0% at Sears Domestic and 1.1% overall in the third quarter.

Financial Position and Actions To Improve Liquidity

In connection with the previously announced Sears Canada rights offering, as of November 6, 2014, the Company has sold a total of 31,578,464 common shares of Sears Canada to its shareholders, realizing gross proceeds of approximately $300 million. The 40,000,000 share ($380 million) rights offering closes at the end of business today. For the quarter ended November 1, 2014, the Company will no longer consolidate the results of Sears Canada. As such, the financial position presented in this update does not include Sears Canada.

As of November 1, 2014, we had total cash of approximately $330 million and availability under our credit facility of $234 million. This includes approximately $168 million from the $380 million rights offering for our Sears Canada shares received as of November 1st, but does not include approximately $132 million received or in transit subsequent to November 1st and any additional amounts that we may receive after the conclusion of the rights offering expiring at the close of business today. It also excludes any proceeds from the rights offering for $625 million in senior unsecured notes with warrants announced on October 20, 2014. Assuming that both rights offerings had been fully subscribed and completed as of November 1, 2014, availability under our credit facility would have been $1.1 billion versus $572 million last year.

Usage at the end of our third quarter under our $3.275 billion domestic credit facility was $2.3 billion, consisting of $1.6 billion of borrowings and letters of credit outstanding of $672 million versus last year’s total usage of $2.3 billion, consisting of $1.6 billion of borrowings and letters of credit outstanding of $684 million. Assuming that both rights offerings had been fully subscribed and completed as of November 1, 2014, usage under our domestic credit facility would have been $1.4 billion, consisting of $768 million of borrowings and letters of credit outstanding of $672 million.

At the end of the third quarter, debt (including pension and retirement obligations of approximately $1.3 billion on an as reported basis) was $6.3 billion, which was about $400 million lower than the level of the third quarter last year. If we were to give effect to both the $380 million Sears Canada rights offering and the $625 million rights offering from the senior unsecured notes with warrants (assuming that both rights offerings were fully subscribed), debt would be approximately an additional $200 million lower. This would be a decline in debt (including pension and retirement obligations on an as reported basis) of over $600 million year-over-year.

We currently expect year-end debt (including pension and retirement obligations on an as reported basis) to be materially lower than year ago levels of approximately $5.9 billion, assuming both rights offerings are fully subscribed1.

In October 2014, Holdings was one of three major retailers (including J. C. Penney Company, Inc. and Macy’s, Inc.) that sold its full-line store in Cupertino, California. The purchase price that Holdings received for its store was $102.5 million. We received $90 million in cash and $12.5 million in a promissory note payable one year from closing and secured by the sold property. The store will continue to operate as a full-line store for up to one year from the sale date, subject to the Company’s right to terminate on an earlier date.

The Company continues to evaluate its capital structure with the objective of enhancing its financial flexibility and liquidity. Consistent with previous statements, the Company intends to proactively right-size, redeploy and highlight the value of its assets, including its substantial real estate portfolio, in its transition from an asset-intensive, store-focused retailer to an asset-light, integrated retail member-focused company.

In particular, the Company is actively exploring the monetization of a portion of its owned real estate portfolio (potentially in the range of 200-300 stores), through a sale-leaseback transaction, with the selected stores to be sold to a newly-formed real estate investment trust (“REIT”). The Company would continue to operate in the store locations sold to the REIT under one or more master leases. In the event such sale-leaseback transaction were to occur, the Company would realize substantial proceeds from such sale, which would further enhance its liquidity. Additionally, if the Company determines to pursue such a sale-leaseback transaction, the Company expects to distribute to its shareholders, on a pro rata basis, rights to purchase shares of common stock or other equity interests of the REIT, funding a portion of the purchase price for the stores from the subscription proceeds of such shares or interests, with the balance from mortgage or other debt financing. There can be no assurance that the Company will pursue such a transaction, nor can there be any assurance that, even if pursued, such a transaction could be entered into and consummated on satisfactory financial and other terms.

[1]	We will be required to adjust our pension and retirement obligations in the fourth quarter based on actuarial estimates and discount rates. If current discount rates and actuarial estimates remain unchanged, we would expect that our pension and retirement obligation would be higher than our third quarter reported figure of $1.3 billion but lower than last year’s fourth quarter reported figure of $2 billion.

Additional Information Regarding the Sears Canada Rights Offering

As previously discussed, the Sears Canada rights offering expires at 5:00 p.m., New York City time today. Any subscription rights that are not properly exercised by that time will expire and no longer be exercisable. The results of the rights offering to date and the Company’s estimates regarding the number of shares to be issued and the gross proceeds to be received are preliminary and subject to finalization and verification by the subscription agent, Computershare. The Company expects Computershare to finish tabulating the results on November 13, 2014 and the Company will issue a public statement with the final numbers at that time. After Computershare has effected all required allocations and adjustments, the rights offering will be completed and Computershare will distribute, by way of direct registration in book-entry form, the remaining common shares of Sears Canada to holders of subscription rights who validly exercised their subscription rights and paid the subscription price in full but have not yet received their Sears Canada shares. No physical share certificates will be issued.

Third Quarter Earnings Release

The Company currently plans to release its fiscal 2014 third quarter and year-to-date financial results on December 4, 2014, before the market opens.

Domestic Adjusted EBITDA Reconciliation

millions	Q3 2014 Range	Q3 2013

• expected consolidated net loss attributable to Holdings’ shareholders	$(590)	$(630)	$(497)
• plus other significant items not included in Domestic Adjusted EBITDA	95	95	165
• plus income statement line items not included in EBITDA consisting of noncontrolling interest, income taxes, interest expense, interest and investment income, other income/loss, depreciation expense and gain on sales of assets	220	210	22

Domestic Adjusted EBITDA	$(275)	$(325)	$(310)

The range excludes the impact related to the de-consolidation of Sears Canada. For purposes of evaluating operating performance, we use an Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) measurement. Adjusted EBITDA is computed as net loss attributable to Sears Holdings Corporation appearing on the statements of operations excluding (income) loss attributable to noncontrolling interests, income tax expense, interest expense, interest and investment income, other income (loss), depreciation and amortization and gain on sales of assets. In addition, it is adjusted to exclude certain significant items as set forth above. Our management uses Adjusted EBITDA to evaluate the operating performance of our businesses, as well as executive compensation metrics, for comparable periods. Adjusted EBITDA should not be used by investors or other third parties as the sole basis for formulating investment decisions as it excludes a number of important cash and non-cash recurring items. While Adjusted EBITDA is a non-GAAP measurement, management believes that it is an important indicator of ongoing operating performance, and useful to the investors, because:

•	EBITDA excludes the effects of financing and investing activities by eliminating the effects of interest and depreciation costs;

•	Management considers gains/(losses) on the sale of assets to result from investing decisions rather than ongoing operations; and

•	Other significant items, while periodically affecting our results, may vary significantly from period to period and have a disproportionate effect in a given period, which affects the comparability of results, including the results of the Lands’ End and Sears Canada businesses which were included in our results of operations prior to the separation of Lands’ End and reduction of our interest in Sears Canada. Adjustments to EBITDA include impairment charges related to fixed assets and intangible assets, closed store and severance charges, domestic pension expense, the Lands’ End separation and the Sears Canada de-consolidation. We have adjusted our results for these items to make our statements more comparable and therefore more useful to investors as the items are not representative of our ongoing operations and reflect past investment decisions.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1	Form of Cash Award – Addendum to Restricted Stock Award Agreement

Private Securities Litigation Reform Act of 1995 –

A Caution Concerning Forward-Looking Statements

Results are preliminary. This Form 8-K contains forward-looking statements about our expectations for the third quarter 2014 financial performance, our financial position, our rights offering and actions to improve our liquidity and business operations. Forward-looking statements are subject to risks and uncertainties that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Such statements are based upon the current beliefs and expectations of our management and are subject to significant risks and uncertainties. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: our ability to offer merchandise and services that our customers want, including our proprietary brand products; our ability to successfully implement our integrated retail strategy; our ability to successfully implement initiatives to improve our liquidity through inventory management and other actions; competitive conditions in the retail and related services industries; worldwide economic conditions and business uncertainty, including the availability of consumer and commercial credit, changes in consumer confidence and spending, the impact of rising fuel prices, and changes in vendor relationships; our ability to complete possible transactions with respect to the sale-leaseback/REIT transaction on terms that are acceptable to us, on intended timetables or at all and the impact of the evaluation and/or completion of those transactions on our other businesses; the potential impact on our business and our relationships from any such transactions; our ability to successfully achieve our plans to generate liquidity, reduce inventory and reduce fixed costs; conditions and possible limits on our access to capital markets and other financing sources; vendors’ lack of willingness to provide acceptable payment terms or otherwise restricting financing to purchase inventory or services; the impact of seasonal buying patterns, including seasonal fluctuations due to weather conditions, which are difficult to forecast with certainty; our dependence on sources outside the United States for significant amounts of our merchandise; our extensive reliance on computer systems, including legacy systems, to implement our integrated retail strategy, process transactions, summarize results and manage our business, which may be subject to disruptions or security breaches; our reliance on third parties to provide us with services in connection with the administration of certain aspects of our business and the transfer of significant internal historical knowledge of such parties; impairment charges for goodwill and intangible assets or fixed-asset impairment for long-lived assets; our ability to attract, motivate and retain key executives and other associates; our ability to protect or preserve the image of our brands; the outcome of pending and/or future legal proceedings, including product liability claims and proceedings with respect to which the parties have reached a preliminary settlement; and the timing and amount of required pension plan funding; and other risks, uncertainties and factors discussed in our most recent Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. We intend the forward-looking statements to speak only as of the time made and do not undertake to update or revise them as more information becomes available.

This Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any offer, solicitation or sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification of the securities under the securities laws of such state or jurisdiction. The sale of the securities offered in the rights offering of up to $625 million in aggregate principal amount of 8% senior unsecured notes due 2019 and warrants has been registered under the Company’s shelf registration statement on Form S-3 (File No. 333-199475) filed on October 20, 2014 with the SEC, as amended on October 30, 2014. Holders of subscription rights to purchase units consisting of senior unsecured notes and warrants of the Company are urged to read the prospectus supplement, the registration statement (including the prospectus contained therein) and other documents the Company has filed with the SEC for more complete information about the issuer and that offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by visiting the Company’s website at www.searsholdings.com. The sale of the securities offered in the Sears Canada rights offering will only be made by means of the prospectus filed by Sears Canada with the OSC and the prospectus, and registration statement of which it forms a part, filed by Sears Canada with the SEC. Before you invest, you should read the prospectus for that offering, which contains important information about the Sears Canada rights offering and Sears Canada.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEARS HOLDINGS CORPORATION

Dated: November 7, 2014	/s/ Robert A. Riecker
By: Robert A. Riecker
Its: Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit 10.1	Form of Cash Award – Addendum to Restricted Stock Award Agreement